UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 22, 2018
POPULAR, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On May 22, 2018, Banco Popular de Puerto Rico (“Banco Popular”), the Puerto Rico banking subsidiary of Popular, Inc. (the “Corporation”), entered into a Termination Agreement (the “Termination Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”) to provide for the early termination of the Single Family Shared-Loss Agreement and the Commercial Shared-Loss Agreement (collectively, the “Shared-Loss Agreements”) executed by and between Banco Popular and the FDIC in connection to Banco Popular’s acquisition on April 30, 2010 of certain assets and assumption of certain liabilities of Westernbank Puerto Rico through an FDIC-assisted transaction (the “FDIC Transaction”).

Under the terms of the Shared-Loss Agreements, the FDIC would reimburse Banco Popular for 80% of losses with respect to assets covered by such agreements, and Banco Popular would reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC reimbursed Banco Popular under the Shared-Loss Agreements. The Single Family Shared-Loss Agreement provided for FDIC loss sharing and Banco Popular’s reimbursement to the FDIC for a term of ten years expiring on June 30, 2020.  The loss-share component of the Commercial Shared-Loss Agreement expired during the quarter ended June 30, 2015, but the agreement provided for reimbursement of recoveries to the FDIC to continue through the quarter ending June 30, 2018.

As a result of entering into the Termination Agreement, assets that were covered by the Shared-Loss Agreements, including covered loans in the amount of approximately $514.6 million and covered real estate owned assets in the amount of approximately $15.3 million as of March 31, 2018, will be reclassified as non-covered. Banco Popular will now recognize entirely all future credit losses, expenses, gains, and recoveries related to the formerly covered assets with no offset due to or from the FDIC.

 As of March 31, 2018, the Corporation had an FDIC Loss Share Asset in its financial statements of $44.5 million related to the covered assets. Additionally, as part of the Shared-Loss Agreements, Banco Popular also had agreed to make a true-up payment to the FDIC on the date that is 45 days following the last day of the final shared-loss month, or upon the final disposition of all covered assets under the Shared-Loss Agreements, in the event losses on the Shared-Loss Agreements failed to reach expected levels. The estimated fair value of such true-up payment obligation at March 31, 2018 was approximately $171.0 million.

Under the terms of the Termination Agreement, Banco Popular made a payment of approximately $23.7 million to the FDIC (the “Termination Payment”) as consideration for the termination of the Shared-Loss Agreements.  The Corporation expects to record a pre-tax gain of approximately $95.0 million, as a result of the Termination Agreement, calculated based on the difference between the Termination Payment and the net amount of the true-up payment obligation and the FDIC Loss Share Asset, less related professional and advisory fees associated with the Termination Agreement. Net of income tax expense of $45.2 million, the Termination Agreement will result in a contribution of $49.8 million to net income. Pursuant to the Termination Agreement, all rights and obligations of Banco Popular and the FDIC under the Shared-Loss Agreements, including the true-up payment obligation, terminated as of May 22, 2018.

In June 2012, the Puerto Rico Department of the Treasury and the Corporation entered into a Tax Closing Agreement (the “Tax Closing Agreement”) to clarify the tax treatment related to the loans acquired in the FDIC Transaction in accordance with the provisions of the Puerto Rico Tax Code. The Tax Closing Agreement provides that these loans are capital assets and any principal amount collected in excess of the amount paid for such loans will be taxed as a capital gain. The Tax Closing Agreement further provides that the Corporation’s tax liability upon the termination of the Shared-Loss Agreements be calculated based on the “deemed sale” of the underlying loans. As a result, the Corporation expects to recognize an approximate income tax benefit of $111.4 million. This income tax benefit is composed of an increase in the deferred tax asset balance of $160.3 million related to the increase in tax basis as a result of the “deemed sale”, net of the additional income tax expense of $48.9 million associated with the “deemed sale” incremental tax liability at the capital gains rate per the Tax Closing Agreement.

The combined effect of the Termination Agreement and the Tax Closing Agreement is a contribution of $161.2 million to net income, as shown in the following table:

(Unaudited)
($'s in thousands)	Termination Agreement	Tax Closing Agreement	Total
FDIC loss-share income	$102,752	-	$102,752
Total non-interest income	102,752	-	102,752
Operating expenses:			-
Professional fees	7,791	-	7,791
Total operating expenses	7,791	-	7,791
Income before income tax	94,961	-	94,961
Income tax expense (benefit)	45,187	(111,377)	(66,190)
Net income	$49,774	$111,377	$161,151

The foregoing summary of the Termination Agreement is not complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 8.01. Other Events.
On May 23, 2018, the Corporation issued a press release announcing the termination of the Shared-Loss Agreements. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1
Termination Agreement, dated May 22, 2018, by and among the Federal Deposit Insurance Corporation, as receiver of Westernbank Puerto Rico, the Federal Deposit Insurance Corporation, in its corporate capacity, and Banco Popular de Puerto Rico.

99.2	Press Release dated May 23, 2018.
Exhibit 99.2 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Corporation’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: May 23, 2018	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary